Exhibit 10.2
Bottling Group Holdings
PROMISSORY NOTE
Maturity Date: ____________, 20__
Dated as of: ____________, 20__
Bottling Group Holdings, a Delaware corporation having offices at One Pepsi Way, Somers, New York 10589 (hereinafter the “Borrower”), for value received, hereby promises to pay on the Maturity Date set forth above to the order of Bottling Group LLC, a Delaware limited liability company having offices at One Pepsi Way, Somers, New York 10589 (hereinafter the “Lender”), the principal sum set forth below under the heading “Balance of Loan”, and to pay interest annually on any and all amounts until maturity at the rate shown below (computed on the basis of the actual days elapsed and a year of 365 days) under the heading “Interest Rate” compounded and reset annually. Both principal and interest shall be payable in lawful money of the United States at such place as the Lender shall specify in immediately available funds. All advances and all payments hereunder shall be recorded and endorsed by the Lender below, and a copy of the endorsed Promissory Note shall be made available to the Borrower.
This Promissory Note is subject to prepayment in whole or in part, without penalty, at any time at the option of the Borrower. The amount of each such prepayment, at the option of the Lender, may be applied first to accrued interest and then to a reduction of the principal balance outstanding.
IN WITNESS WHEREOF, the Borrower caused this Promissory Note to be duly executed in its corporate name as of the ______ day of ____________, 20__ by one of its officers hereunder duly authorized.
Bottling Group Holdings

By:
Title:

	Amount of	Principal Paid
Date	Advance	or Prepaid	Interest Rate	Balance of Loan	Reference

	[#]	[#]	[#]%	[#]	[#]

Subtotal:	[#]	[#]		[#]